UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2011

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of March 17, 2011, 3D Systems Corporation (the “Company”) entered into a Fifth Amendment to Lease Agreement (the “Fifth Amendment”) with KDC-Carolina Investments 3, LP (the “Landlord”) pursuant to which the parties agreed to certain additional amendments to their Lease Agreement dated as of February 8, 2006, as heretofore amended (the “Lease”) relating to the Company’s headquarters facility in Rock Hill, South Carolina (the “Facility”).

The Fifth Amendment provides an acknowledgment of the Company’s exercise of its option under the Lease Agreement to purchase the Expansion Land (as defined in the Lease Agreement) and the corresponding amendment to the definition of Land in the Lease Agreement and amendment to the applicable Base Rent payable by the Company under the Lease Agreement.

The foregoing summary is subject to and qualified in its entirety by the terms of the Fifth Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fifth Amendment to Lease Agreement effective as of March 17, 2011 to Lease Agreement dated February 8, 2006 between 3D Systems Corporation and KDC-Carolina Investments 3, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: March 21, 2011
By: /s/ Robert M. Grace, Jr.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Fifth Amendment to Lease Agreement effective as of March 17, 2011 to Lease Agreement dated February 8, 2006 between 3D Systems Corporation and KDC-Carolina Investments 3, LP.